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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Colorado MEDtech, Inc.

(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE: May 13, 2003	NEWS NASDAQ-CMED

COLORADO MEDTECH, INC. ANNOUNCES
THIRD QUARTER RESULTS

BOULDER, Colorado — Colorado MEDtech, Inc. (NASDAQ — CMED) today announced results for its third quarter ended March 31, 2003.

On January 24, 2003, the Company sold a majority of the assets of its Colorado operations. These assets generated all of the Company’s outsourcing services revenue and a portion of its medical products revenue. As a result of the sale, the Company is no longer in this business segment, and the amount of outsourcing services revenue and expenses in the current period is significantly lower than in prior periods. The Company’s business now includes only the operations of its CIVCO Medical Instruments Co., Inc. subsidiary.

Sales in the third quarter were $7,930,919 compared to $17,661,974 for the same period in the prior year. Loss from operations in the third quarter was $5,552,100 compared to a loss from operations of $1,896,766 in the same period of the prior year. The loss from operations includes a loss of $6,387,902 associated with the sale of the Colorado operations. Net loss for the quarter ended March 31, 2003 was $5,619,944, with a loss per share, on a diluted basis, of 42 cents per share. In the third quarter of the prior year, the Company had a net loss of $1,239,683 and a loss per share, on a diluted basis, of 9 cents.

Sales in the nine months ended March 31, 2003 were $36,608,020 compared to $52,369,635 for the same period in the prior year. Loss from operations in the nine months ended March 31, 2003 was $5,323,837 compared to $5,203,801 in the same period of the prior year. The loss from operations includes a loss of $6,387,902 associated with the sale of the Colorado operations. Net loss for the nine months ended March 31, 2003, was $5,439,727, with a loss per share, on a diluted basis, of 41 cents per share. In the same period of the prior year, the Company had a net loss of $3,203,850 and a loss per share, on a diluted basis, of 25 cents.

“We are pleased to have accomplished several steps toward the completion of the sale of Colorado MEDtech, and we continue to work to close the remaining open items,” said Stephen K. Onody, President and CEO.

Colorado MEDtech, Inc., through its CIVCO Medical Instruments Co., Inc. subsidiary, is a full service developer and manufacturer of medical devices and equipment for the ultrasound and minimally invasive OEM and end-user markets.

Conference Call

Colorado MEDtech will hold a conference call at 8:00 a.m. MST (10:00 a.m. EST) on Tuesday, May 13, 2003 to discuss its third quarter results. Interested parties may listen to the call by calling 800-240-5318. A replay of the call will be available until May 27, 2003 at 800-405-2236, passcode 537520#.

Forward-Looking Statements

The statements in this news release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes’’, “intends’’, “estimates”, “may”, “will’’, “should’’, “anticipated’’, “expected” or comparable terminology or by discussions of strategy. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Such statements involve risks and uncertainties including, but not limited to, the risk that the Company may be unable to successfully complete the sale of the Company, the risk that our existing level of orders may not be indicative of the level or trend of future orders, the risk that we may not successfully complete the work encompassed by current or future orders, the risk that unforeseen technical or production difficulties may adversely impact project timing and financial performance, the risk of potential litigation and the risk that acquired companies cannot be successfully integrated with our existing operations. Should one or more of these risks, as well as others not known to us or not considered to be material at this time, materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. These factors are more fully described in the Company’s documents filed from time to time with the Securities and Exchange Commission. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

Additional Information And Where To Find It

Colorado MEDtech, Inc. plans to mail a proxy statement to its shareholders containing information about the sale of the Company to an affiliate of KRG Capital Partners, LLC (the “Merger”). Investors and shareholders of Colorado MEDtech, Inc. are advised to read the proxy statement carefully when it becomes available because it will contain important information about the Merger, the persons soliciting proxies related to the Merger, their interests in the Merger, and related matters. Investors and shareholders may obtain free copies of the proxy statement (when available) and other documents filed by Colorado MEDtech at the Securities and Exchange Commission’s website at http://www.sec.gov. Free copies of the proxy statement will also be available from Colorado MEDtech by directing such requests to the attention of Mr. Peter J. Jensen, Secretary, Colorado MEDtech, Inc., 345 S. Francis St., Unit F, P.O. Box 819, Longmont, CO 80502-0819, telephone 303/651-2648.

Information Concerning Participants

Colorado MEDtech and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Colorado MEDtech shareholders in favor of the Merger.

Information regarding the participants is included in Colorado MEDtech’s Proxy Statement for its Annual Meeting of Shareholders filed with the Securities and Exchange Commission on October 11, 2002, and its preliminary Proxy Statement for its Special Meeting of Shareholders filed with the Securities and Exchange Commission on April 11, 2003. This document is available free of charge at the SEC’s website at http://www.sec.gov and from Colorado MEDtech.

CONTACTS:

Colorado MEDtech, Inc. Stephen K. Onody, President and CEO Gregory A. Gould, CFO Website: www.cmed.com	Telephone: Fax: Email:	303.530.2660 303.581.1010 cmedinfo@cmed.com

- MORE -

COLORADO MEDTECH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2003	June 30, 2002

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,732,456	$6,366,303
Short-term investments	—	993,319
Accounts receivable, net	3,125,390	9,644,164
Unbilled receivables	—	169,438
Inventories	2,279,295	5,781,665
Investment in HEI common stock	1,910,000	—
Note receivable from HEI	1,692,600	—
Income taxes receivable	697,958	3,589,907
Deferred income taxes	3,623,434	1,557,803
Prepaid expenses and other	275,409	824,563

Total current assets	19,336,542	28,927,162
NON-CURRENT ASSETS:
Property and equipment, net	4,424,051	5,700,043
Goodwill and other intangibles, net	6,035,233	5,876,785
Land held for sale	500,000	500,000
Deferred income taxes	524,782	1,227,143
Other assets	181,649	302,726

Total non-current assets	11,665,715	13,606,697
TOTAL ASSETS	$31,002,257	$42,533,859

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,226,031	$4,878,784
Accrued product service costs	16,000	376,907
Accrued salaries and wages	706,132	1,989,815
Other accrued expenses	1,336,851	1,435,222
Customer deposits and deferred revenue	645,094	1,733,746
Capital lease obligation	—	33,503

Total liabilities	3,930,108	10,447,977
SHAREHOLDERS’ EQUITY:
Preferred stock, no par value; 5,000,000 shares authorized; none issued Common Stock, no par value, 25,000,000 shares authorized; 13,257,459 and 13,168,783 issued and outstanding at December 31, 2002 and June 30, 2002, respectively	16,884,349	16,718,092
Accumulated other comprehensive loss	—	(7,432)
Notes receivable – related parties	(447,494)	(699,799)
Retained earnings	10,635,294	16,075,021

Total shareholders’ equity	27,072,149	32,085,882

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$31,002,257	$42,533,859

COLORADO MEDTECH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTH PERIODS ENDED MARCH 31, 2003 AND 2002
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,

	2003	2002	2003	2002

NET REVENUE:
Outsourcing Services	$494,957	$6,958,751	$7,717,255	$20,240,585
Medical Products	7,435,962	10,703,223	28,890,765	32,129,050

Total net revenue	7,930,919	17,661,974	36,608,020	52,369,635

COST OF PRODUCTS AND SERVICES:
Outsourcing Services	395,998	6,736,328	8,215,630	19,022,564
Medical Products	3,705,117	6,306,957	16,574,027	19,005,446

Total cost of products and services	4,101,115	13,043,285	24,789,657	38,028,010

GROSS PROFIT	3,829,804	4,618,689	11,818,363	14,341,625

COSTS AND EXPENSES:
Research and development	358,881	879,414	1,306,201	2,747,020
Marketing and selling	411,972	940,181	2,303,777	2,894,220
Operating, general and administrative(1),	721,530	3,409,733	6,148,512	11,550,549
Other operating expenses	501,619	1,286,127	995,808	2,353,637
Loss on sale of Colorado operations	6,387,902	—	6,387,902	—

Total operating expenses	9,381,904	6,515,455	17,142,200	19,545,426

LOSS FROM OPERATIONS	(5,552,100)	(1,896,766)	(5,323,837)	(5,203,801)
OTHER INCOME (EXPENSE), net	(1,513,844)	45,083	(1,442,890)	180,951

LOSS BEFORE INCOME TAXES	(7,065,944)	(1,851,683)	(6,766,727)	(5,022,850)
INCOME TAX BENEFIT	(1,446,000)	(612,000)	(1,327,000)	(1,819,000)

NET LOSS	$(5,619,944)	$(1,239,683)	$(5,439,727)	$(3,203,850)

NET INCOME (LOSS) PER SHARE
Basic and diluted	$(.42)	$(.09)	$(.41)	$(.25)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	13,257,003	13,114,961	13,198,082	13,015,833